Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 033-59797, 333-22803 and 333-173582) on Forms S-8 of our report dated June 7, 2019, which appears in this annual report on Form 11-K of Campbell Soup Company 401(k) Retirement Plan for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
June 7, 2019

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